Schumacher & Associates, Inc.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, CO 80211

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of OnSource Corporation and Consolidated Subsidiaries on Form SB-2 of our report dated December 18, 2002 relating to the financial statements of OnSource Corporation and Consolidated Subsidiaries for the year ended June 30, 2002.

  /s/ Schumacher & Associates, Inc.
Schumacher & Associates, Inc.
Denver, Colorado

January 8, 2003